                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549
                                 ___________


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE


                     SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported) July 13, 1995



                            LOMAK PETROLEUM, INC.
            (Exact name of registrant as specified in its charter)
                        COMMISSION FILE NUMBER 0-9592


            DELAWARE                                   34-1312571
  (State or other jurisdiction                       (IRS Employer
of incorporation or organization)               Identification Number)


        500 THROCKMORTON STREET                         76102
           FORT WORTH, TEXAS                          (Zip Code)
(Address of principal executive offices)



     Registrant's telephone number, including area code:  (817) 870-2601

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1995, Lomak Petroleum, Inc. ("Lomak") executed a purchase and sale agreement with a subsidiary of Parker & Parsley Petroleum Company ("Parker & Parsley") to acquire properties in Pennsylvania and West Virginia for $20.2 million. The acquisition includes approximately 825 producing gas wells, 300 miles of gas gathering lines, 16,400 net acres of undeveloped leases and associated real estate and equipment. Over 90% of the reserves are located in proximity to Lomak's existing Pennsylvania operations. The properties are also estimated to contain over 50 proven drilling locations.

         The source of funds to be used for the acquisition will consist of long-term debt utilizing Lomak's existing bank credit facility and its working capital.

         The foregoing description of the above described transaction is qualified in its entirety by reference to the Agreement, which is being filed herewith as Exhibit 1 and is fully incorporated by reference herein.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.


         (c)     EXHIBITS

                 1. Purchase and Sale Agreement dated June 30, 1995 by and
                    between Parker & Parsley Development L.P. and Lomak Petroleum, Inc., Lomak Operating Company and Lomak Resources Company.

                 2. Press Release issued by Lomak Petroleum, Inc. on July 5,
                    1995.

                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LOMAK PETROLEUM, INC.



                                        By   /s/Thomas W. Stoelk
                                           ------------------------------------
                                             Thomas W. Stoelk
                                             Chief Financial Officer





July 13, 1995



                                      3